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                                                          Exhibit 15
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                                                August 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


            RE:   Unit Corporation

                  Registration on Form S-8 and S-3



We are aware that our report dated July 25, 2000 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 2000 and included in the Company's Form 10-Q for the quarter ended June 30, 2000 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-
49724, 33-64323, 33-53542, 333-38166 and 333-39584), Form S-3 (File No.'s 333-
42341, 333-83551 and 333-89353).



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